Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT AND EXERCISE OF OPTION TO LEASE

AN ADDITIONAL FOUR ADJOINING ACRES

GEORGIA, WASHINGTON COUNTY

THIS FIRST AMENDMENT TO LEASE AGREEMENT AND EXERCISE OF OPTION TO LEASE AN ADDITIONAL FOUR ADJOINING ACRES is dated this 23 day of February, 2021 (the “Effective Date”), hereinafter “Amended Lease” or “Amended Agreement”, made and entered into on the dates as hereinafter set forth below, by and between THE DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY with its principal office and place of business in 603 South Harris St. Sandersville, GA, 31082 Washington County, Georgia, as Party of the First Part, hereinafter called “LANDLORD”, and INNOVATIVE PROPERTY MANAGEMENT, LLC, a North Carolina Limited Liability Company, with its principal office and place of business at 5217 Cottage Bluff Ln., Knightdale, NC, 27545 Wake County, North Carolina, as Party of the Second Part, hereinafter called “TENANT”.

WHEREAS, Landlord and Tenant are the current Parties to that certain commercial Lease Agreement dated May 1, 2020, (the “Lease” or “Agreement”) with the term ending April 30, 2023, pursuant to which Tenant is leasing from Landlord approximately 1 acre of real property located in Washington County, Georgia (the “Current Premises”); and

WHEREAS, Tenant desires to exercise its option to lease an additional four (4) acres of property pursuant to Section 4 of said Lease and for the same Lease Term and upon the terms and conditions previously set forth in said Lease; said property is hereinafter called the “Expansion Premises”, to-wit:

SEE DETAILED ACRES ON THE ATTACHED EXHIBIT “A” TOGETHER WITH RIGHTS OF INGRESS AND EGRESS THERETO

WHEREAS, the Parties desire to amend the Lease to more particularly reflect the leasing of the Expansion Premises; and

WHEREAS, the Tenant desires that Landlord contract with Triple Point Engineering for certain Civil Engineering Work (as defined herein) so that said Civil Engineering Work will be completed more expeditiously due to the Landlord’s ongoing relationship with Triple Point Engineering; and

WHEREAS, Landlord and Tenant agree that Tenant will pay for and reimburse Landlord for all such Civil Engineering Work, subject to the terms and provisions of this Amended Lease; and

WHEREAS, Landlord and Tenant desire that Landlord will retain final review and authorization of all Civil Engineering Work plans and all such communication Tenant has with Triple Point Engineering in connection with the Civil Engineering Work will go through Landlord; and

WHEREAS, Tenant understands that all Site Work in addition to the Civil Engineering Work will be contracted by, paid for and arranged by Tenant; and

WHEREAS, both Parties find that approval of this Amended Lease constitutes a proper exercise of their respective authority and find that this Amended Lease is in the public interest.

NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.	Recitals; Defined Terms. The above-stated Recitals are restated and incorporated into this Section 1 as though fully set forth herein.

2.	Lease in Full Force and Effect. Landlord and Tenant acknowledge that the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth herein and no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no actual knowledge of the occurrence of any other default under or in connection with the Lease. The terms used herein shall have the same definitions as set forth in the Lease.

3.	Exercise of Option to Lease an Additional Four Acres of Property. Effective as of the Effective Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Expansion Premises, for the entire Lease Term, and subject to and in accordance with the terms of the Lease. As of the Effective Date: (a) the Expansion Premises shall be subject to all of the terms and conditions of the Lease, as amended herein, for the entire Lease Term, subject to Section 4 below, and (b) all references in the Lease to the “Premises” shall be deemed to include the Current Premises and the Expansion Premises.

4.	Amendment to Lease Regarding Additional Rent as Defined in the Lease. It is understood and agreed between the Parties hereto that, for the Expansion Premises, the per acre yearly rental rate will be TWENTY-THOUSAND AND 00/100 DOLLARS ($20,000.00) to be paid on a quarterly basis of FIVE-THOUSAND AND 00/100 ($5,000.00) per acre per quarter upon the terms and conditions as otherwise provided for in the Lease. The Parties agree that the quarterly rental payment will be pro-rata if the signing date of this Amended Lease does not correspond with the quarterly payment schedule as provided for in the Lease.

5.	Additional Civil Engineering Work for Tenant Site Work to Expansion Premises. (a) At the request of Tenant, Landlord has contracted with Triple Point Engineering for certain civil engineering related to additional Tenant Site Work for the Expansion Premises (hereinafter referred to as the “Civil Engineering Work”). The scope and extent of said Civil Engineering Work for the Expansion Premises is defined as and limited to the “Proposed Scope of Services” from Triple Point Engineering which is attached hereto as Exhibit “B”. Without limiting or expanding the Civil Engineering Work as defined in Exhibit “B”, the scope of said contracted Civil Engineering Work specifically does not include surveying, grading, land clearing, site prep, fencing and other related Site Work and any and all costs associated with such Site Work will be contracted by, paid for and arranged by Tenant. The attached Exhibit “B” is incorporated herein by reference and the scope of said work defined therein shall control.

(b) It is understood and agreed between the Parties that Tenant will pay for and reimburse Landlord for all work performed by Triple Point Engineering as defined in the “Proposed Scope of Services” as attached hereto as Exhibit “B”. Additionally, Tenant will pay Landlord a TWO-THOUSAND DOLLAR AND 00/100 ($2,000.00) administrative fee. The proposed lump sum fees as outlined in Exhibit “B” and said administrative fee due Landlord are abbreviated as follows (subject to any other terms in this Amended Lease, the Lease and in said Exhibit “B”):

Task 1 – Schematic Design Phase $4,400 (assuming no more than three iterations on the layout)
Task 2- DD & CD Phase	$7,500
Task 3 – ESPCP	$7,500
Administrative fee -	$2,000
Total	$21,400

Landlord requires that the retainer fee of one-half (1/2) of the total proposed fees (TEN-THOUSAND AND SEVEN-HUNDRED DOLLARS AND 00/100 - $10,700) shall be paid upfront before any work is commenced. The final signed and sealed drawings will be provided following receipt of the balance of the project fees and administrative fee with any additional fees as provided in the attached Exhibit “B”.

(c) It is understood and agreed between the Parties hereto that Landlord retains full authorization and review of said Civil Engineering Work as outlined in Exhibit “B” and all communication between Tenant and Triple Point Engineering with respect to the Civil Engineering Work will go through Landlord and such communication shall be in writing or email format. As additional consideration for this Amended Lease, Tenant understands and agrees that the Civil Engineering Work will be completed more expeditiously due to the Landlord’s ongoing relationship with Triple Point Engineering.

(d) Notwithstanding anything to the contrary set forth in this Amended Lease, Tenant shall have no obligation to reimburse Landlord for the costs of the Civil Engineering Work or any other work performed by Triple Point Engineering in excess of $21,400.00, unless Landlord obtained the prior written approval of Tenant for such excess costs.

6.	Extension Options. Section 21 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

21. EXTENSION OPTIONS. Landlord hereby grants to Tenant five (5) consecutive options to renew the Lease (each, an “Extension Option”) for a period of three (3) years each (any such option period, a “Renewal Term”). The Lease Term shall be deemed to be automatically extended to the next Renewal Term unless the Tenant gives Landlord written notice not later than ninety (90) days prior to the end of the then current Lease Term that it elects not to extend the Lease Term; provided, however, that Landlord shall have the right to negate such automatic exercise of an Extension Option in the event that Tenant is in default of the Lease beyond any applicable notice and cure periods, at either the time of giving such notice or at the time of commencement of the applicable Renewal Term, by delivering written notice to Tenant of such negation on or prior to the date of commencement of the applicable Renewal Term. The term “Lease Term” means the Lease Term as defined by the Lease Agreement and, if one or more of the Renewal Terms are exercised, shall include the related Renewal Term(s). Tenant's leasehold estate during a Renewal Term shall be subject to all terms and provisions of the Lease. The Rent during any Renewal Term shall be the Rent in effect at the end of the then expiring Term or Renewal Term, increased by four percent (4%) per annum. For clarity, Rent shall increase, on a cumulative basis, by four percent (4%) upon each commencement date of each Renewal Term.

7.	Equipment and Data Security. The following shall be added as Section 42 of the Lease Agreement:

42. EQUIPMENT AND DATA SECURITY. For the purposes of this Section 42 and the lease:

“Equipment” means all equipment, fixtures and furnishings and all personal property of any kind, including, but not limited to, computer servers and components, data center infrastructure support equipment, network equipment, fiber optic infrastructure, power and cooling equipment, backup generators, fire suppression equipment, security equipment, and electrical substations, transformers or interconnects, as well as any replacement equipment, which is to be located and used on or at the Premises, from time to time, which is suitable for the Tenant’s business.

“Security Incident” means any incident that involves or reasonably may involve the unauthorized access, use, disclosure, damage, vandalism, or loss of any Equipment or Storage Data or any other suspected breach or compromise of the security, confidentiality or integrity of any Equipment, Storage Data, or the Premises.

“Software” means any software code, computer system, network, database, or other information system owned, controlled, or operated by or on behalf of the Tenant used in any way through the Equipment, or at or in connection with the Premises.

“Stored Data” means any and all data, metadata, data elements, identifiers, data models, data structures, databases, information, files, documents, materials, content, libraries, software, firmware, code, scripts, algorithms, and any items similar to any of the foregoing, in each of the foregoing cases, collected, stored, cached, located or resident on or within, or transmitted to or from, in any way and for any period of time, the Equipment.

(a) Software. Landlord acknowledges that Landlord has no license or other rights to use or access the Software. Landlord shall not be responsible for the actions or content of or result created by the Software or use of the Software by Tenant or others, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, contractors or representatives or the breach by Landlord of this Lease.

(b) Security Incidents. Between the Landlord and the Tenant, any and all preparations required for and any and all responses to any and all Security Incidents (including, without limitation, all remediation and preventative efforts) will be solely the responsibility of and under the control of Tenant. Landlord shall have no responsibility to monitor the Premises or the Equipment. Upon Tenant's request, pursuant to Tenant's instruction, and at Tenant's sole cost and expense, Landlord shall reasonably support Tenant in its response to any Security Incident, including, without limitation, assistance with or the performance of all reasonably necessary and corrective action. Notwithstanding the foregoing, nothing herein is intended to limit the liability of Landlord with respect to Security Incidents caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents, contractors or representatives or the breach by Landlord of this Lease.

(c) Stored Data. The Landlord acknowledges and agrees that:

(i) Landlord shall have no access, control, or responsibility for the Stored Data. Tenant may destroy, relocate or let remain the Stored Data, or take any other action with respect to the Stored Data, in its sole and absolute discretion, without any liability to Landlord. Tenant agrees at all times to comply with all laws applicable the Stored Data, whether or not owned by Tenant, including laws regulating personal, financial, health, and other information which may be part of the Stored Data and protected from disclosure.

(ii) The Landlord has no right, title or interest in or to the Stored Data, including, without limitation, any right to access, inspect, obtain, relocate, modify, destroy, preserve, pledge, lease, sell, appropriate or exercise any dominion or control over the Stored Data, or to allow any Person to access, inspect, obtain, relocate, modify, destroy, preserve, pledge, lease, sell, appropriate or exercise any dominion or control over the Stored Data. In the event Landlord receives any claim, inquiry, request or legal demand from a third party, including any governmental entity, related to the Stored Data or entry to the Premises, Landlord will provide Tenant with prompt prior written notice thereof no later than ten (10) days before a response is legally required, so that Tenant may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Lease. In the event that such protective order or other remedy is not obtained or Tenant waives compliance with the provisions of this Lease, Landlord agrees to furnish only that portion of the Stored Data which Landlord reasonably believes is legally required to be furnished and to exercise good faith efforts to obtain assurances that confidential treatment will be accorded the information provided.

(d) Hold Harmless. In addition to any other provisions set forth in the Lease, Tenant will indemnify and hold harmless the Landlord from any suit, demand, or claim by any third-party, public or private, related to the Stored Data, including but not limited to actual or consequential damages (but only to the extent Landlord actually pays consequential damages to such third-party), expenses of litigation, including attorney’s fees, and any and all other reasonable expenses incurred by the Landlord in connection with any such suit, demand, or claim, except with respect to any suit, demand or claim which is caused by, or is purported to be caused by, the negligence or willful misconduct of Landlord or Landlord’s employees, agents, contractors or representatives or the breach by Landlord of this Lease.

This Section 42 shall survive the expiration and any earlier termination of this lease.

8.	All Other Lease Terms in Full Force and Effect. Except as modified by this Amended Lease, all of the terms, provisions, conditions, and covenants of the Lease shall be and remain in full force and effect, including but not limited to, all provisions relating to the property being leased “As Is”, and the property being subject to the “Site Work” and “Alterations” provisions as provided for in the Lease in Sections 5, 22, and 31.

9.	Approval and Authority to Sign. Each Party acknowledges that this Amended Lease was duly approved by each Party and each Party acknowledges that the individual or individuals signing this Amended Lease are duly authorized to so sign. Tenant is a corporation or limited liability company organized, existing and in good standing in the State of North Carolina and with the North Carolina Secretary of State.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and affixed their seals, on this 23 day of February, 2021.

DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

BY:	/s/ Michael Shepperd	(SEAL)
CHAIRMAN

ATTEST:	/s/ Trey Shepperd	(SEAL)
SECRETARY

Party of the First Part and "LANDLORD"

Signed, sealed and delivered this

23 day of February, 2021, in the
presence of:

/s/ Trey Sepperd

Witness

/s/ Holley Davis

NOTARY PUBLIC FOR GEORGIA

INNOVATIVE PROPERTY MANAGEMENT, LLC

By:	/s/ Kyle Hoffman
Authorized Member:	Kyle Hoffman

Party of the Second Part and “TENANT”

Signed, sealed and delivered this

23 day of February, 2021, in the
presence of:

Kyle M. Hoffman

Witness

/s/ Johana Gonzalez Ponce

NOTARY PUBLIC FOR NORTH CAROLINA